Table of Contents

As filed with the Securities and Exchange Commission on August 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOVOLTA, INC.

(Exact name of registrant as specified in its Charter)

Nevada	82-5299263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12195 Dearborn Place

Poway, CA 92064

(800) 364-5464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ardes Johnson

Chief Executive Officer

12195 Dearborn Place

Poway, CA 92064

Telephone: (800) 364-5464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri

Johnathan C. Duncan

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated August 10, 2026

PROSPECTUS

NEOVOLTA, INC.

Up to 4,500,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling shareholder (the “Selling Shareholder”) identified in this prospectus under the caption “Selling Shareholder,” of up to 4,500,000 shares of our common stock. The 4,500,000 shares of common stock offered for resale hereby consist of (i) 500,000 shares of our common stock issued to the Selling Shareholder in connection with services provided to the Company, and (ii) 4,000,000 shares of our common stock purchased by the Selling Shareholder. See “Prospectus Summary - Consulting Agreement” and “Prospectus Summary – Private Placement” for additional information regarding the transactions pursuant to which the shares of common stock were acquired.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Shareholder of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Shareholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NEOV.” On August 7, 2026, the closing price of the common stock, as reported on Nasdaq, was $2.835 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Shareholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 6 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” ”us,” ”our,” “NeoVolta,” “NEOV,” the “Company” and similar designations refer to NeoVolta, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Overview

We are a U.S.-based energy technology company delivering scalable energy storage solutions. We are presently transitioning from being a storage manufacturer into an integrated energy solutions leader. Since our founding in 2018 solely as a manufacturer of high-performance energy storage systems for residential and small commercial applications, we have evolved into a much more diversified storage technology company. Currently, our strategy is centered around building a vertically integrated energy solutions platform serving customer markets in the following three areas: (i) Residential; (ii) Commercial & Industrial; and (iii) Utility-Scale.

In January 2026, we executed a series of joint venture agreements with the U.S. affiliate of a foreign entity for the formation of a new domestic limited liability company known as NeoVolta Power, LLC (“NVP”) to jointly own and operate a utility-scale battery manufacturing facility in the State of Georgia. Pursuant to these agreements, as amended in April 2026, we have an 80% ownership interest in the joint venture company, and the U.S. affiliate of the foreign entity has a 20% ownership interest. The plant is located in a leased structure containing approximately 210,000 square feet of manufacturing space along the I-85 corridor in Pendergrass, Georgia, outside of Atlanta. It is being constructed in phases with the initial phase expected to be completed at the end of our fiscal 2027 first quarter (see “Risks Related to this Offering”).

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Consulting Agreement

On May 12, 2026, we entered into a Consulting Services Agreement (the “Consulting Agreement”) with Infinite Grid Capital, LP, a Delaware limited partnership (“IGC”), pursuant to which IGC agreed to provide us with offtake origination and related advisory services in connection with our battery energy storage manufacturing operations conducted through NeoVolta Power, LLC, a Delaware limited liability company (the “Joint Venture”). These services include strategic advisory services, including services previously rendered in connection with the formation and development of the Joint Venture, as well as ongoing offtake origination services related to identifying and evaluating potential offtake counterparties, advising on the structuring of offtake arrangements and assisting in the negotiation of term sheets, letters of intent and definitive offtake agreements.

As consideration for these services and IGC’s entry into the Consulting Agreement, we issued IGC 500,000 shares of our common stock (the “Signing Fee”). These shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. IGC may also be entitled to receive additional shares of our common stock (or prefunded warrants in lieu thereof) in the future as success-based compensation under the Consulting Agreement, subject to the terms described therein. This success-based compensation is calculated as a percentage of revenue generated under qualifying offtake agreements attributable to IGC’s contribution, with the applicable percentage varying based on the contracted capacity of the underlying project and subject to a maximum amount payable per agreement. Any such compensation is payable, at the mutual election of the parties, in cash, shares of our common stock, prefunded warrants, or a combination thereof, with the number of any shares or warrants issued determined based on a minimum price calculated in accordance with applicable Nasdaq listing rules. This prospectus relates to the resale by the Selling Shareholder of the 500,000 shares issued as the Signing Fee pursuant to the Consulting Agreement.

Letter Agreement

On May 12, 2026, the Company also entered into a Letter Agreement (the “Letter Agreement”) with IGC, pursuant to which the Company granted IGC certain preemptive rights, registration rights, and board observation rights. During the period ending December 31, 2027, IGC has a preemptive right to participate in any financing by the Company, the proceeds of which are intended to fund any capital contribution to the Joint Venture, on the same terms and conditions as such financing is offered to other investors. IGC has the right, upon written notice to the Company, to designate a representative to attend all board and committee meetings as a non-voting observer, with the same notice of meetings and access to materials provided to directors. The Letter Agreement terminates at such time as IGC holds fewer than 250,000 shares purchased pursuant to the February Private Placement (defined below).

February Private Placement

On February 5, 2026, we completed a private placement of 4,000,000 shares of our common stock to IGC, at a purchase price of $2.50 per share, for aggregate gross proceeds to us of $10,000,000 (the “February Private Placement”). This prospectus relates to the resale by the Selling Shareholder of the 4,000,000 shares issued in the February Private Placement.

Corporate Information

Our corporate headquarters are located at 12195 Dearborn Place, Poway, California 92064. Our telephone number is (800) 364-5464. Our principal website address is www.neovolta.com. Information contained in, or accessible through, our website is not a part of this prospectus and the inclusion of our website address herein is an inactive textual reference only.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended June 30, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, December 31, 2025, and March 31, 2026, incorporated by reference herein.

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THE OFFERING

Common stock offered by Selling Shareholder:	Up to 4,500,000 shares of common stock (consisting of (i) 500,000 shares of our common stock issued to the Selling Shareholder in connection with services provided to the Company, and (ii) 4,000,000 shares of common stock purchased by the Selling Shareholder).

Shares of common stock outstanding as of August 3, 2026:	58,863,247

Use of proceeds:	We will not receive any of the proceeds from any sale of shares of common stock by the Selling Shareholder.

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 6 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “NEOV”.

The number of shares of common stock outstanding is based on 58,863,247 shares outstanding as of August 3, 2026, and excludes:

•	1,081,150 shares of common stock underlying outstanding warrants at a weighted average exercise price of $4.00 per share;

•	2,385,697 shares of common stock underlying outstanding options with a weighted average exercise price of $3.54 per share;

•	2,036,362 shares of common stock underlying Restricted Stock Units; and

•	2,077,254 shares available for future issuance under the Company’s Stock Plan.

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q, and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the Selling Shareholder. These shares represent a significant number of shares of our common stock relative to our outstanding shares. The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our common stock during the period the registration statement remains effective and could also adversely affect our ability to raise equity capital.

The anticipated startup of our new utility-scale battery manufacturing joint venture in the State of Georgia at the end of our fiscal 2027 first quarter may be subject to significant competitive, operational, financial, regulatory, and technological risks.

We may encounter intense competition from established players with greater resources or brand recognition, and demand volatility or slow adoption of our products could delay revenue generation. We may experience supply chain disruptions if key components or services are not yet secured and dependency on key personnel for product development, sales, or operations. We may encounter liquidity constraints if the business requires significantly higher upfront investment than we are expecting before generating cash flow. We may confront challenges in achieving compliance with new or evolving regulations in the target market, such as environmental, safety, or labor compliance risks, and pending litigation or claims related to our new products. We may face cybersecurity threats to customer data or proprietary systems and rapid technological changes that could render our products obsolete.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain additional funding to develop and market our products;

•	the need to obtain regulatory approval of our products in the states in which we operate or expect to operate in the future;

•	our ability to market our products;

•	market acceptance of our products;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth;

•	our ability to attract and retain key personnel to manage our business effectively; and

•	any additional factors discussed in more detail in Part I, Item 1, Business; and Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended June 30, 2025, and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for the quarters ended thereafter, and the information incorporated by reference in this prospectus and the documents incorporated by reference herein and therein, as well as our future filings with the SEC.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Shareholder identified herein. We will not receive any of the proceeds from the sale of these shares.

SELLING SHAREHOLDER

We are registering the shares of common stock in order to permit the Selling Shareholder to offer the shares for resale from time to time.

Except for the Consulting Agreement described above under “Prospectus Summary – Consulting Agreement;” the Letter Agreement described under “Prospectus Summary – Letter Agreement,” pursuant to which the Company granted IGC certain preemptive rights, registration rights, and board observation rights; as well as the Selling Shareholder’s ownership of shares of our common stock, the Selling Shareholder has not had any material relationship with us or any of our affiliates within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Shareholder. The second column lists the number of shares of common stock beneficially owned by the Selling Shareholder, based on its ownership of the shares of common stock, as of August 3, 2026, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholder.

In accordance with the terms of a Consulting Agreement and Letter Agreement with the Selling Shareholder, this prospectus covers the resale of the sum of the number of shares of common stock issued to the Selling Shareholder pursuant to the Consulting Agreement and in the February Private Placement described above. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Consulting Agreement, to the extent that the issuance of any shares of common stock otherwise issuable thereunder would cause the Selling Shareholder to beneficially own in excess of 4.9% of the outstanding shares of common stock, as determined in accordance with Regulation 13D-G under the Securities Exchange Act of 1934, as amended, such excess shares are instead issued in the form of prefunded warrants to purchase an equivalent number of shares of common stock (each, a “Prefunded Warrant”); provided that the Selling Shareholder may elect to receive shares of common stock in lieu of Prefunded Warrants by delivering written notice to the Company not less than sixty-one (61) days prior to the applicable issuance date. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering†
Infinite Grid Capital, LP(1)	4,500,000	4,500,000	0	0

†	On August 3, 2026, there were 58,863,247 shares of common stock outstanding.
(1)	Consists of 4,000,000 shares held for the account of Infinite Grid Capital Fund I, LP (“Fund I”) and 500,000 shares held for its own account. IGC serves as the investment manager to Fund I. The business address for each of IGC and Fund I is 1401 21st Street, #11452, Sacramento, CA 95811.

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PLAN OF DISTRIBUTION

The Selling Shareholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of the Selling Shareholder;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Shareholders for purposes of this prospectus.

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Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities, and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Shareholder may deliver securities covered by this prospectus. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPERTS

The financial statements of NeoVolta, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.neovolta.com). The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (filed with the SEC on September 29, 2025);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 from our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting (filed with the SEC on October 28, 2025);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2025 (filed with the SEC on November 10, 2025), December 31, 2025 (filed with the SEC on February 13, 2026), and March 31, 2026 (filed with the SEC on May 15, 2026);

•	our Current Reports on Form 8-K filed with the SEC on October 7, 2025; November 25, 2025; December 12, 2025; January 20, 2026; January 23, 2026; February 5, 2026 (as amended on February 6, 2026); February 25, 2026; March 27, 2026; April 21, 2026; May 14, 2026; and May 29, 2026; and

•	the description of the Company’s common stock contained in its Registration Statement on Form 8-A, dated and filed with the SEC on July 13, 2022, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

NeoVolta, Inc.

Attn: Corporate Secretary

12195 Dearborn Place

Poway, CA 92064

Telephone: (800) 364-5464

The documents incorporated by reference may be accessed at our website at www.neovolta.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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NEOVOLTA, INC.

Up to 4,500,000 Shares of Common Stock

PROSPECTUS

________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of NeoVolta, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All expenses will be borne by NeoVolta, Inc. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$1,573
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and miscellaneous expenses	$5,000
Total	$26,573

Item 15. Indemnification of Officers and Directors

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Item 16. Exhibits

Exhibit Number	Description

5.1*	Opinion of ArentFox Schiff LLP

10.1	Consulting Services Agreement dated May 12, 2026, by and between NeoVolta, Inc. and Infinite Grid Capital, LP. (incorporated by reference to Exhibit 10.14 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2026).

10.2	Side Letter Agreement dated May 12, 2026 by and between NeoVolta, Inc. and Infinite Grid Capital, LP. (incorporated by reference to Exhibit 10.15 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2026).

10.3	Form of Subscription Agreement in private offering (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 13, 2026)

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, California, on August 10, 2026.

NEOVOLTA, INC.

By:	/s/ Ardes Johnson
Ardes Johnson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ardes Johnson and Jing Nealis, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Ardes Johnson	Chief Executive Officer and Director	August 10, 2026
Ardes Johnson	(Principal Executive Officer)

/s/ Jing Nealis	Chief Financial Officer	August 10, 2026
Jing Nealis	(Principal Financial Officer and Accounting Officer)

/s/ Steve Bond	Executive Vice President and Director	August 10, 2026
Steve Bond

/s/ Chandler Weeks	Director	August 10, 2026
Chandler Weeks

/s/ Susan Snow	Director	August 10, 2026
Susan Snow

/s/ John Hass	Director	August 10, 2026
John Hass

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